Exhibit 10.5
[Form of Stock Option Grant Agreement – Non-US Participant]
GRAFTECH INTERNATIONAL LTD.
OMNIBUS EQUITY INCENTIVE PLAN
STOCK OPTION GRANT AGREEMENT
(Non-Qualified Stock Options)
THIS STOCK OPTION GRANT AGREEMENT (this “Agreement”), made as of             , 2022, is entered into by and between GrafTech International Ltd. (“GrafTech”) and                              (the “Participant”).
WHEREAS, GrafTech has adopted the GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”); and
WHEREAS, Section 6 of the Plan provides for the grant to Participants of non-qualified stock options to purchase shares of Common Stock of GrafTech.
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:
1.Grant of Options. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, GrafTech has granted to the Participant          non-qualified stock options (the “Options”) each with respect to one (1) share of Common Stock of GrafTech.
2.Grant Date. The grant date of the Options is          (“Grant Date”).
3.Exercise Price. The exercise price for each Option is $         per share of Common Stock (the “Exercise Price”).
4.Vesting of Options. Subject to the provisions of Sections 5, 6 and 7 hereof and to the Participant’s continued Employment with the Company through each applicable date, the Options shall vest and become exercisable in accordance with the following schedule (each such date, a “Vesting Date”):
(a)20% Options shall vest and become exercisable on the first anniversary of the Grant Date;
(b)20% Options shall vest and become exercisable on the second anniversary of the Grant Date;
(c)20% Options shall vest and become exercisable on the third anniversary of the Grant Date;
(d)20% Options shall vest and become exercisable on the fourth anniversary of the Grant Date; and
(e)20% Options shall vest and become exercisable on the fifth anniversary of the Grant Date.
5.Manner of Exercise. Subject to Section 6(b)(ii) of the Plan, Options shall be exercised by delivery of an electronic or physical written notice to the Secretary of GrafTech, or such other method as permitted by the Committee from time to time and communicated to the Participant (the “Exercise Notice”), which shall state the election to exercise Options, specify the number of Options being exercised, and such other representations and agreements as may be required by the Committee pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment for an amount equal to the Exercise Price multiplied by the number of Options specified in such Exercise Notice (“Aggregate Exercise Price”). Such payment may be made in: (a) cash; (b) shares of Common Stock held by the Participant having a Fair Market Value equal to the Aggregate Exercise Price; (c) a combination of cash and shares; (d) subject to applicable law, through a broker-assisted exercise; or (e) by the withholding from delivery upon exercise shares of Common Stock having a Fair Market Value equal to the Aggregate Exercise Price, but only to the extent such right or the utilization of such right would not cause the Options to be subject to Section 409A of the Code and to the extent the use of net-physical settlement is permitted by, and is in compliance with, applicable law; provided no such method will be permitted if it would have an adverse accounting effect in respect of the Options. The partial exercise of Options, alone, shall not cause the expiration, termination or cancellation of the remaining Options.
6.Expiration of Options; Termination of Employment. Options shall be exercisable, in accordance with the provisions of Sections 4, 5 and 7 hereof, until the tenth (10th) anniversary of the Grant Date, unless terminated earlier as provided herein. In the event the Participant’s Employment is terminated for any reason, (a) Options unvested on the date of termination shall immediately be forfeited for no consideration as of the date of such termination and (b) Options vested on the date of termination may be exercised by the Participant or the Participant’s estate or legal representative, as applicable, at any time prior to the tenth (10th) anniversary of the Grant Date.
7.Change in Control. (a) In the event of a Change in Control, except to the extent that a Replacement Award is provided to the Participant in accordance with this Section 7 and/or Section 8 of the Plan to continue, replace or assume the Options (the “Replaced Award”), any then-outstanding unvested Options will become fully vested and exercisable with respect to the Participant in accordance with Section 5 hereof (even in the event that the Participant’s Employment is terminated on the date of such Change in Control) and shall be exercisable until the termination date set forth in Section 6(b).
(b)    A “Replacement Award” means an award (i) of the same type (e.g., time-based stock options) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control (or another entity that is affiliated with the Company or its successor following the Change in Control), (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 7(b) are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(c)    If, after receiving a Replacement Award, the Participant experiences a termination of employment with the Company (or any of its successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall become nonforfeitable and exercisable until the termination date set forth in Section 6(b) upon such termination. If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding Options that at the time of the Change in Control are not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be nonforfeitable at the time of such Change in Control.
(d)    For purposes of this Agreement:
(i)    a “Change in Control” will be deemed to have occurred upon the occurrence (after the Grant Date) of any of the following events:
(A)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of members of the Board of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not be deemed to result in a Change in Control: (1) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (B) below); (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (C) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 35% as a result of a transaction described in clause (1) or (2) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership of 35% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns less than 35% of the Outstanding Company Voting Securities, then no Change in Control shall have occurred as a result of such Person’s acquisition;
(B)    individuals who, as of January 1, 2022, constitute the Board of Directors (as modified by the remainder of this subsection (B), the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a member of the Board of Directors subsequent to January 1, 2022 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board of Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee as a member of the Board of Directors, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of members of the Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(C)    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (1) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (2) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of members of the board of directors of the entity resulting from such Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or
(D)    approval by the Company’s stockholders of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (1), (2) and (3) of subsection (C) above;
(ii)    “Cause” means (A) gross negligence or willful failure by the Participant to perform the Participant’s duties and responsibilities to the Successor after written notice thereof and a failure to remedy such failure within twenty (20) days of such notice; (B) commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct by the Participant, at the Participant’s direction, or with the Participant’s prior personal knowledge that has caused or is reasonably expected to cause injury to the Successor; (C) the Participant’s conviction of, or pleading guilty or nolo contendere to, (1) a felony or (2) a crime that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties and responsibilities to the Successor, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business, business reputation or business relationships of the Successor; (D) material unauthorized use or disclosure by the Participant of any confidential information of the Successor or any other party to whom the Participant owes an obligation of nonuse and nondisclosure as a result of the Participant’s relationship with the Successor unless otherwise permitted; (E) breach by the Participant of any of the Participant’s material obligations under any written agreement with the Successor or of the Successor’s code of conduct, code of ethics or any other material written policy or of a fiduciary duty or responsibility to the Successor after written notice thereof and a failure to remedy such breach within twenty (20) days of such notice; or (F) the Participant’s misappropriation of the assets or business opportunities of the Successor; and
(iii)    “Good Reason” means any of the following events has occurred without the Participant’s express prior written consent (provided that (x) within ninety (90) days after the Participant learns of the occurrence of such event, the Participant gives written notice to the Successor describing such event and demanding cure, (y) such event is not fully cured within thirty (30) days after such notice is given, and (z) the Participant terminates the Participant’s employment with the Successor within thirty (30) days thereafter):  (A) the Successor materially breaches any of its obligations in this Agreement; (B) the Successor materially diminishes the Participant’s base salary (provided, however, that any across-the-board reduction in base salaries of 30% or less that is part of a reduction applicable to all similarly situated employees of the Successor will not (by itself) be deemed to constitute a “Good Reason” event hereunder); (C) the Successor materially diminishes the Participant’s job title and/or the nature and/or scope of the Participant’s job responsibilities and duties; or (D) the Successor relocates the facility that is the Participant’s principal place of business with the Successor to a location more than fifty (50) miles from the immediately preceding location (excluding travel in the ordinary course of business), unless the Successor maintains or provides an alternate business location within fifty (50) miles of the immediately preceding location that includes a reasonably suitable office for the Participant to continue to perform the Participant’s duties, or permits the Participant to perform the Participant’s duties from a home office. The Participant may not invoke termination for Good Reason if Cause exists at the time of such termination.
8.Transferability. Options are exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative, and may not be sold, pledged, hypothecated, or otherwise encumbered or subject to any lien, obligation, or liability of the Participant to any party (other than GrafTech), or assigned or transferred by such Participant, but immediately upon such purported sale, assignment, transfer, pledge, hypothecation or other disposal of Options will be forfeited by the Participant and all of the Participant’s rights to such Options shall immediately terminate without any payment or consideration from GrafTech. Upon the death of a Participant, outstanding Options granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution pursuant to Section 16 of the Plan.
9.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall govern (unless otherwise stated therein). All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.
10.Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to GrafTech for the satisfaction of any withholding tax obligations that arise with respect to the exercise of Options in accordance with Section 13 of the Plan. GrafTech shall not be required to deliver shares of Common Stock to the Participant until it determines such obligations are satisfied.
11.Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by GrafTech shall be implied by GrafTech’s forbearance or failure to take action. No provision of this Agreement shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

12.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
13.No Special Employment Rights; No Right to Award. Nothing contained in the Plan or any Stock Incentive Award shall confer upon any Participant any right with respect to the continuation of his or her Employment with the Company or interfere in any way with the right of the Company at any time to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Options. The rights or opportunity granted to the Participant on the granting of these Options shall not give the Participant any rights or additional rights to compensation or damages in consequence of any of: (a) the Participant giving or receiving notice of termination of his or her office or Employment; (b) the loss or termination of his or her office or Employment with the Company for any reason whatsoever; or (c) whether or not the termination (and/or giving of notice) is ultimately held to be wrongful or unfair.
14.Data Privacy. By participating in the Plan each Participant consents to the collection, holding, processing and transfer of data relating to the Participant and, in particular, to the processing of any sensitive personal data by the Company for all purposes connected with the operation of the Plan, including, but not limited to: (a) holding and maintaining details of the Participant and his or her participation in the Plan; (b) transferring data relating to the Participant and his or her participation in the Plan to the Company’s registrars or brokers, the plan administrator or any other relevant professional advisers or service providers to the Company; and (c) disclosing details of the Participant and his or her participation in the Plan to a bona fide prospective purchaser of the Company (or the prospective purchaser's advisers).
15.Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.
16.Clawback Policies. Notwithstanding anything in the Plan to the contrary, GrafTech will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which GrafTech’s shares of Common Stock are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by GrafTech or any of its affiliates at any time to a Participant under the Plan and the Participant, by accepting this award of Options pursuant to the Plan and this Agreement, agrees to comply with any Company request or demand for such recoupment. In addition, a Participant’s rights, payments, gains and benefits with respect to the Options shall be subject to, in the sole and good faith judgment of the Committee, reduction, cancellation, forfeiture or recoupment if the Participant engages in Detrimental Conduct (as defined below); provided, that any change to the terms of the Options shall be effected in a way that causes the Options to be excluded from the application of, or to comply with, Section 409A of the Code. For the purposes of this Agreement, “Detrimental Conduct” means activities which have been, are or would reasonably be expected to be detrimental to the interests of the Company, as determined in the sole and good faith judgment of the Committee. Such activities include, but are not limited to, gross neglect or willful and continuing refusal by the Participant to substantially perform his or her duties or responsibilities for or owed to the Company, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of Company confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Company, failure to cooperate in any investigation or legal proceeding regarding the Company, or misappropriation of Company property. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement or any ancillary document prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations (and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act).
17.Policy Against Insider Trading. By accepting the Options, the Participant acknowledges that the Participant is bound by all the terms and conditions of GrafTech’s insider trading policy as may be in effect from time to time.
18. 280G Provisions. (a) Notwithstanding any other provision of this Agreement or any other plan, arrangement, or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company to the Participant or for the Participant’s benefit pursuant to the terms of this Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code and would, but for this Section 18 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) after reduction to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax), notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax.
(b) Unless the Company and the Participant otherwise agree in writing, any determination required under this Section 18 shall be made in writing in good faith by a nationally recognized accounting firm (the “Accountants”). In the event of a reduction in Covered Payments hereunder, the reduction of the total payments shall apply as follows, unless otherwise agreed in writing and such agreement is in compliance with Section 409A of the Code: (i) first, any cash severance payments due shall be reduced and (ii) second, any acceleration of vesting of any equity shall be deferred with the tranche that would vest last (without any such acceleration) first deferred. For purposes of making the calculations required by this Section 18, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 18. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 18.
(c) If notwithstanding any reduction described in this Section 18, the Internal Revenue Service (“IRS”) determines that the Participant is liable for the Excise Tax as a result of the receipt of the Covered Payments, then the Participant shall be obligated to pay back to the

Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination a portion of such amounts equal to the “Repayment Amount.” The Repayment Amount shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of the Covered Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Covered Payments) shall be maximized. The Repayment Amount with respect to the payment of Covered Payments shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of the Covered Payments being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax. Notwithstanding any other provision of this Section 18, if (i) there is a reduction in the payment of Covered Payments as described in this Section 18, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Covered Payments had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those Covered Payments which were reduced pursuant to this Section 18 contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of Covered Payments are maximized.
19.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
20.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.
21.Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final and conclusive. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Options or disposition of the underlying shares of Common Stock and that the Participant should consult a tax advisor prior to such exercise or disposition.
22.Non-U.S. Addendum. Notwithstanding any provisions in this document to the contrary, the Options will also be subject to the special terms and conditions set forth on Appendix A for Participants who reside outside of the United States. Moreover, if a Participant is not a resident of any of the countries listed on Appendix A as of the Grant Date, but relocates to one of the listed countries at any point thereafter, the special terms and conditions for such country will apply to the Participant, to the extent GrafTech determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

IN WITNESS WHEREOF, GrafTech has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan as of the day and year first written above.
GrafTech International Ltd.

By:
Title:

Participant:

Note: Where Participant consent is required for data privacy purposes, the Participant's signature above confirms the Participant's consent.

[Signature Page – Stock Option Grant Agreement]

APPENDIX A
SPECIAL TERMS AND CONDITIONS OF THE STOCK OPTION GRANT AGREEMENT FOR INTERNATIONAL GRAFTECH PARTICIPANTS
TERMS AND CONDITIONS
This Appendix A, which is part of the GrafTech International Ltd. Omnibus Equity Incentive Plan Stock Option Grant Agreement (the “Agreement”), contains special terms and conditions of the Options that will apply to you if you reside in one of the countries listed below. Capitalized terms used but not defined herein shall have the same meanings assigned to them in the GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”) and/or the Agreement.
NOTIFICATIONS
This Appendix A also includes information regarding exchange control and certain other issues of which you should be aware with respect to your Options. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2022. Such laws are often complex and change frequently. GrafTech International Ltd. (“GrafTech”) therefore strongly recommends that you do not rely on the information in this Appendix A as the only source of information relating to the consequences of the Options because such information may be outdated when the Options are exercised and/or you sell any shares of Common Stock received upon exercise.
In addition, the information contained herein is general in nature and may not apply to your particular situation, and GrafTech is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the Options were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.
COUNTRIES COVERED BY THIS APPENDIX A:
Mexico, Spain and Switzerland.

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. PARTICIPANTS:
1.Electronic Delivery and Consent to Electronic Participation. GrafTech may, in its sole discretion, decide to deliver any documents related to the Options by electronic means. The Participant has consented to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by GrafTech or another third party designated by GrafTech.
2.Nature of Grant. The Participant has acknowledged that:
(a)the Plan is established voluntarily by GrafTech, is discretionary in nature and may be modified, amended, suspended or terminated by GrafTech at any time, unless otherwise provided in the Plan or the Agreement;

(b)the grant of the Options are voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
(c)all decisions with respect to future grants of Options, if any, will be at the sole discretion of GrafTech;
(d)the Participant is voluntarily participating in the Plan;
(e)the Options are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to GrafTech, its Subsidiaries, and/or its affiliates, and that is outside the scope of the Participant’s employment contract with GrafTech or its affiliates, if any;
(f)the Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long service awards, pension or retirement benefits or similar payments;
(g)the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;
(h)in consideration of the grant of the Options, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the Options or diminution in value of the Options or the shares of Common Stock resulting from the Participant’s termination of employment (for any reason whatsoever and whether or not in breach of local labor laws); and
(i)notwithstanding any terms or conditions of the Plan to the contrary, in the event of the involuntary termination of the Participant’s employment, the Participant’s right to receive the Options and exercise the Options under the Plan, if any, will terminate effective as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the involuntary termination of employment, the Participant’s right to exercise the Options after termination of employment, if any, will be measured by the date of termination of the Participant’s active employment and will not be extended by any notice period mandated under local law.
3.    Data Privacy. Section 14 of the Agreement is amended in its entirety to read as follows:
“The Participant understands that GrafTech and the Participant’s employer (the “Employer”) may process certain personal information about the Participant, including the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality, job title, any shares of stock or directorships held in GrafTech, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

The Participant also consents to the transfer of the Data to the United States for processing.
Please note that as part of that processing in the United States, Data will be transferred to Solium Capital LLC (“Solium”), or such other stock plan service provider as may be selected by GrafTech in the future, which is assisting GrafTech with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data are in the United States, and that the United States has different data privacy laws and protections than the Participant’s country. GrafTech or Solium may also employ third parties—pursuant to a written contract—to further process your Data pursuant to the Plan. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that Data will be held for an indefinite period as part of GrafTech's statutory records. With some exceptions, the Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.
The Participant may withdraw his or her consent at any time; however doing so will affect the Participant’s ability to participate in the Plan. For more information, please see the Privacy Notice attached hereto as Addendum 1, or GrafTech’s Privacy Policy, or contact the Participant’s local human resources representative.

4.    Language. By signing this Agreement, the Participant acknowledges that the Participant has agreed to the receipt of this Agreement and all documents related to the Options in the English language.
COUNTRY-SPECIFIC LANGUAGE:
MEXICO
TERMS AND CONDITIONS
Labor Law Policy and Acknowledgment. In accepting the grant of the Options, I expressly recognize that GrafTech International Ltd., with registered offices at 982 Keynote Circle, Brooklyn Heights, Ohio 44131 U.S.A., is solely responsible for the administration of the Plan and that my participation in the Plan and acquisition of shares do not constitute an employment relationship between GrafTech International Ltd. and me since I am participating in the Plan on a wholly commercial basis and my sole employer is GrafTech Mexico S.A. de C.V., Carretera

Miguel Aleman, Km. 20 #600 Ote, Apodaca, Nuevo Leon, Mexico, 66600. Based on the foregoing, I expressly recognize that the Plan and the benefits that I may derive from participating in the Plan do not establish any rights between my employer, GrafTech Mexico S.A. de C.V., and me, do not form part of the employment conditions and/or benefits provided by my employer, and any modification of the Plan or their termination shall not constitute a change or impairment of the terms and conditions of my employment with my employer.
I further understand that my participation in the Plan is as a result of a unilateral and discretionary decision of GrafTech International Ltd.; therefore, GrafTech International Ltd. reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.
Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against GrafTech International Ltd. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and I therefore grant a full and broad release to GrafTech International Ltd., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.
Términos y Condiciones
Política de Ley Laboral y Reconocimiento. Al aceptar el otorgamiento de Options, expresamente reconozco que GrafTech International Ltd., con domicilio en 982 Keynote Circle, Brooklyn Heights, Ohio 44131 U.S.A. es el único responsable de la administración del Plan y que mi participación en el Plan y adquisición de acciones no constituye una relación de trabajo entre GrafTech International Ltd. y el suscrito, toda vez que mi participación en el Plan es estrictamente de carácter mercantil y mi único patrón GrafTech Mexico S.A. de C.V., Carretera Miguel Aleman, Km. 20 #600 Ote, Apodaca, Nuevo Leon, Mexico, 66600. Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar de mi participación en el Plan no establecen derecho alguno al respecto entre mi único patrón GrafTech Mexico S.A. de C.V., y el suscrito, no forman parte de mis condiciones de trabajo y/o prestaciones otorgadas por mi único patrón y cualquier modificación del Plan o su terminación no constituye un cambio o detrimento en los términos y condiciones de mi relación de trabajo con mi patrón.
Adicionalmente, entiendo que mi participación en el Plan es resultado de una decisión unilateral y discrecional de GrafTech International Ltd.; por lo tanto, GrafTech International Ltd. se reserva el derecho absoluto de modificar y/o descontinuar mi participación en cualquier tiempo sin ninguna responsabilidad hacia mi.
Finalmente, expresamente declaro que no me reservo acción o derecho para presentar ningún reclamo en contra de GrafTech International Ltd. por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados de dicho Plan y por lo tanto otorgo el finiquito más amplio que en derecho proceda a GrafTech International Ltd., sus filiales, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, en relación a cualquier demanda que pudiera surgir.
NOTIFICATIONS
There are no country-specific notifications.
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SPAIN

TERMS AND CONDITIONS

Clawback Policies. The last sentence of Section 16 is hereby amended and replaced in its entirety to read as follows:

“Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant, in accordance with applicable law, from the internal or external reporting, or public disclosure, of possible legal violations. Within the framework of applicable law, these acts include reporting to authorities without prior notice to GrafTech or any Subsidiary that employs the Participant, or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations. For purposes of clarity, the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.”
NOTIFICATIONS

Exchange Control Information. All acquisitions of foreign shares by Spanish residents must comply with exchange control regulations in Spain. Because of foreign investment requirements, the acquisition of shares of Common Stock upon exercise of the Options must be declared for statistical purposes to the Spanish Direccion General de Politica Comercial y de Inversiones Extranjeras (the “DGPCIE”). If you acquire shares of Common Stock through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for you. Otherwise, you must make the declaration by filing a form with the DGPCIE.

If you import the shares of Common Stock acquired upon exercise of the Options into Spain, you must declare the importation of the share certificates to the DGPCIE.

In addition, you must also file a declaration of the ownership of the shares of Common Stock with the Directorate of Foreign Transactions each January while the shares are owned. These filings are made on standard forms furnished by the Directorate of Foreign Transactions.

When you receive any foreign currency payments (i.e., as a result of the sale of the shares of Common Stock), you must inform the institution receiving the payment of the basis upon which such payment is made and provide certain specific information (e.g., name, address, and fiscal identification number; the name and corporate domicile of the company; the amount of the payment; the type of foreign currency received; the country of origin; and the reason for the payment).

Tax Reporting. If you hold assets (e.g., cash or shares in a bank or brokerage account) or rights outside Spain that exceed €50,000 per type of asset, you must file a Form 720 with the Spanish Tax Authorities by March 31st of each year.

Securities Law Notice. The Options granted under the Plan do not qualify as securities under Spanish regulations. By the grant of the Options, no “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in Spanish territory. The present document and any other document relating to the offer of Options under the Plan has not been nor will it be registered with the Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and it does not constitute a public offering prospectus.

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SWITZERLAND

TERMS AND CONDITIONS

There are no country-specific terms and conditions.

NOTIFICATIONS

The grant of the Options is considered a private offering in Switzerland and is not subject to registration in Switzerland.

Addendum 1

         2022

Re: GrafTech International Ltd. Omnibus Equity Incentive Plan (the “Plan”)

Dear Participant:
For the purposes of applicable data protection laws, including the General Data Protection Regulation (“GDPR”) (as implemented in the European Union and the United Kingdom), GrafTech International Ltd. (the “Company”) wants to make its non-US participants in the Plan aware that the Company collects certain Data (as defined below) about the participants, and processes it in the United States. The Company also wants to explain why the Company processes this Data and to let each participant know how to raise any questions regarding the Company’s use of the Data. The purpose of this communication is to provide participants with this information.

This document constitutes a Notice under the applicable privacy laws, including the GDPR.

This communication supplements information relating to the use of your Data set out in our Privacy Policy, the relevant agreement, or agreements, including any addenda, issued to you under the Plan (the “Agreements”). Should there be any inconsistency between the terms of this Notice and the Agreements relating to the Company’s use of your Data, then this Notice will apply.

The term “Data” as used in this Notice includes your name, home address, email address, and telephone number, date of birth, social insurance number, passport number or other identification number, salary, nationality and job title, as well as details of any shares, directorships, awards or any other equity or share rights you may have in the Company (whether awarded, canceled, purchased, exercised, vested, unvested or outstanding).

Data Controller Entity: The Company is the Data Controller. The Company is a Delaware corporation, with its principal United States office at 982 Keynote Circle, Brooklyn Heights, Ohio 44131 U.S.A.

Purposes: Data is held for the exclusive purpose of entering into, performing, administering and managing your participation in the Plan.

Basis for Processing: The Company holds the Data because it is necessary to implement, administer and maintain the Plan and each participant’s participation in the Plan. The Company has a legitimate interest in doing so, and it also relies upon consent, as applicable.

International Transfers of Data: As the Company is based in the United States and the Agreements are performed in the United States, the Company can only meet its contractual obligations to you under the Agreements if the Data is transferred to the United States. The Company will ensure it has a lawful basis for doing so. The performance of the contractual obligations of the Company to you is one of the legal bases for the transfer of the Data from the European Union, European Economic Area, United Kingdom, or other countries to the United States. The Company also relies upon consent, as applicable. You should be aware that the United States has different data privacy laws and protections than the data privacy laws in place in the European Union, European Economic Area, the United Kingdom, or other countries.

Retention Period: Records relating to the Plan are kept for an indefinite period as they are part of the long-term statutory records of the Company.

Other Recipients: To fulfil its obligations under the Agreements, the Company may share Data with its subsidiary companies who employ participants in the Plan, including GrafTech International Holdings Inc. In addition, Data may be transferred to certain third parties assisting in the implementation, administration and management of the Plan, such as share plan administrators and transfer agents, including Solium Capital LLC, who are subject to contractual arrangements required under applicable law. At your instruction, the Data will be shared with a broker or other third party whom you have instructed the Company to deposit shares or other securities acquired upon the vesting of any awards under the Agreements.
Data Subject Rights: Participants may be entitled to a number of rights under the GDPR or other applicable privacy law. Depending upon the circumstances, these may include the right of data portability (where the Company helps a participant move Data to another entity), the right to object to the processing of the Data, the right to require the Company to update and correct the Data, the right to require erasure of the Data, and the right for the participant to review the Data held by the Company and to require the Company to cease processing it. To the extent consent is relied upon, you have the right to withdraw your consent at any time. You must understand, however, that any request restricting the use of Data may affect your ability to continue participating in the Plan. For more information on the consequences of your refusal to consent or your withdrawal of consent, please contact the Company using the contact details below.

Data Security: The Company recognizes the importance of treating Data in a lawful, fair, and transparent manner. The Company will apply appropriate technical and organizational measures designed to prevent the unlawful access, processing and/or the accidental loss or destruction of the Data.

Contact: If you have any questions concerning this Notice, you should contact Jessica Johnston by using the following contact details: Jessica.Johnston@graftech.com.

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